SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2006

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 33-23473                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

                                                          of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 Regulation FD Disclosure

The Board of Directors (the “Board”) of Cordia Corporation (“Cordia”), a Nevada corporation, held a Board Meeting on July 21, 2006, during which the Board considered the enterprise value of Cordia’s telecommunications and VoIP related businesses as compared to the current market price of its common stock.  The Board concluded that the current market price of the Company’s common stock is not an adequate reflection of the underlying value of the Company and therefore it is in the best interest of the company to allow the Company’s management to re-purchase the Company’s common stock when market conditions are favorable for that purpose.

The Board has authorized Cordia’s management to spend an aggregate of $500,000.00 during 2006, to re-purchase its common stock so long as the market price does not exceed $1.  Under this proposal, Cordia would re-purchase a minimum of 500,000 shares of Cordia’s common stock on the market.  The shares purchased shall be treated as authorized un-issued shares that the company, in its discretion, may reissue at a future date.

The Board’s decision was made after careful deliberation and review of Cordia’s cash flow and profit and loss projections and the Board believes that the company has sufficient capital resources for the proposed re-purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                             Cordia Corp.

                                                                                                                              By: /s/ Joel Dupré

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Date: July 21, 2006                                                                                               Joel Dupré, Chief Executive Officer,

                                                                                                                               Duly Authorized Officer